Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of SilverBow Resources, Inc. (the “Company”) of our report dated March 31, 2021, relating to financial statements of Sundance Energy, Inc., appearing in Annex B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 9, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

July 6, 2022